UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-02479 (Commission File Number)	042-2211809 (IRS Employer Identification No.)

60 Frontage Road
Andover, MA 01810
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 475-9090

N/A
(former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On December 23, 2003, the Audit Committee of the Board of Directors of Dynamics Research Corporation (the “company”) engaged Grant Thornton LLP (“Grant Thornton”) as the new independent accountants for the company. During the fiscal years ending December 31, 2001 and December 31, 2002 and through the appointment of Grant Thornton, the company has not consulted with Grant Thornton regarding any of the following:

(i)	the application of accounting principles to a specified transaction, either completed or proposed;

(ii)	the type of audit opinion that might be rendered on the Company’s financial statements; or

(iii)	any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of the Securities and Exchange Commission’s Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION (Registrant)
Date: December 23, 2003	By: /s/ David Keleher David Keleher Vice President and Chief Financial Officer